EXHIBIT 99 (c)(3)

SourcingLink.net, Inc.

Presentation to the Board of Directors

Fairness Opinion Supplement

As of: September 26, 2003

Report Date: September 26, 2003

As Amended: October 20, 2003

This analysis is based upon information supplied by SourcingLink.net, Inc. Friend & Company (“Friend”) has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us. Any recipient of this document hereby agrees that all information contained herein is confidential, and that they will treat it as such, and will not, without prior written consent from Friend, directly or indirectly, disclose, copy or distribute such information. For additional information, please contact Friend at the address or telephone number listed below.

a Division of B. Riley & Co. • Member NASD and SIPC

3333 Michelson Dr. © Suite 650 © Irvine, CA © 92612 ©Telephone: (949) 852-9911 © Fax: (949) 852-0430

Qualification Of Report:

THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE BOARD OF DIRECTORS (THE “DIRECTORS”) OF SOURCINGLINK.NET, INC. (“SOURCINGLINK” OR THE “COMPANY”) BY FRIEND & COMPANY (“FRIEND”) FOR THE PURPOSE OF PROVIDING A FAIRNESS OPINION REGARDING THE PROPOSED SPLIT TRANSACTION AND PRIVATE PLACEMENT. THE TERMS AND CONDITIONS OF THE TRANSACTIONS ARE SET OUT MORE FULLY IN THE COMPANY’S DRAFT PROXY STATEMENT TO THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). FRIEND WILL BE RENDERING AN OPINION TO THE DIRECTORS AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO SOURCINGLINK’S SHAREHOLDERS OF THE CONSIDERATION TO BE PAID IN THE SPLIT TRANSACTION AND THE SALE PRICE PER SHARE OFFERED IN THE PRIVATE PLACEMENT.

THE ACCOMPANYING MATERIAL WAS PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR USE IN CONNECTION WITH AN ORAL PRESENTATION TO THE DIRECTORS AND NOT WITH A VIEW TOWARD COMPLYING WITH DISCLOSURE STANDARDS UNDER STATE AND FEDERAL SECURITIES LAWS. THE INFORMATION CONTAINED IN THIS MATERIAL WAS FURNISHED BY THE COMPANY. FRIEND HAS RELIED ON, BUT DID NOT ASSUME ANY RESPONSIBILITY TO INDEPENDENTLY INVESTIGATE OR VERIFY, THE ACCURACY, COMPLETENESS AND FAIRNESS OF ALL SUCH INFORMATION, AND THE CONCLUSIONS CONTAINED HEREIN ARE CONDITIONED UPON COMPANY INFORMATION BEING ACCURATE, COMPLETE AND FAIR IN ALL RESPECTS.

ALL ESTIMATES, FORECASTS AND PROJECTIONS CONTAINED HEREIN HAVE BEEN PREPARED BY THE COMPANY OR ARE DERIVED FROM ESTIMATES, FORECASTS AND PROJECTIONS PREPARED BY THE COMPANY, WHICH INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS. THE ESTIMATES, FORECASTS AND PROJECTIONS CONTAINED HEREIN MAY OR MAY NOT BE ACHIEVED AND DIFFERENCES BETWEEN PROJECTED RESULTS AND THOSE ACTUALLY ACHIEVED MAY BE MATERIAL. WITH RESPECT TO THE FINANCIAL FORECASTS AND PROJECTIONS EXAMINED BY FRIEND, FRIEND ASSUMED THAT THEY WERE REASONABLY PREPARED ON BASIS REFLECTING THE BEST CURRENTLY AVAILABLE ESTIMATES AND GOOD FAITH JUDGMENTS OF THE COMPANY AS TO FUTURE PERFORMANCE FOR ALL PERIODS SPECIFIED THEREIN. NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, IS MADE AS TO THE ACCURACY, COMPLETENESS OR FAIRNESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION, WHETHER AS TO THE PAST OR THE FUTURE. NEITHER FRIEND NOR ANY OF ITS ADVISORS TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF ANY OF THE ACCOMPANYING MATERIAL. FRIEND HAS NOT BEEN REQUESTED TO, AND DID NOT MAKE AN INDEPENDENT EVALUATION OR APPRAISAL OF THE ASSETS OR LIABILITIES (CONTINGENT OR OTHERWISE KNOWN OR UNKNOWN) OF THE COMPANY, NOR HAVE THEY BEEN FURNISHED WITH ANY SUCH EVALUATIONS OR APPRAISALS.

Qualification of Report (Continued):

THE PREPARATION OF A FAIRNESS OPINION INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSES AND THE APPLICATION OF THOSE METHODS TO PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN OPINION IS NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION. FURTHERMORE, FRIEND DID NOT ATTRIBUTE ANY PARTICULAR WEIGHT TO ANY ANALYSIS OR FACTOR CONSIDERED BY IT, BUT RATHER MADE QUALITATIVE JUDGMENTS AS TO THE SIGNIFICANCE AND RELEVANCE OF EACH ANALYSIS AND FACTOR. ACCORDINGLY, FRIEND’S ANALYSES MUST BE CONSIDERED AS A WHOLE. CONSIDERING ANY PORTION OF SUCH ANALYSES OR THE FACTORS CONSIDERED, WITHOUT CONSIDERING ALL ANALYSES AND FACTORS, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF THE PROCESS UNDERLYING THE CONCLUSIONS EXPRESSED HEREIN. IN ITS ANALYSES, FRIEND MADE MANY ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ANY ESTIMATES CONTAINED IN THESE ANALYSES ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR PREDICTIVE OF FUTURE RESULTS OR VALUES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN AS SET FORTH HEREIN. IN ADDITION, ANALYSES RELATING TO THE VALUE OF BUSINESSES DO NOT PURPORT TO BE APPRAISALS OR TO REFLECT THE PRICES AT WHICH BUSINESSES ACTUALLY MAY BE SOLD.

THESE MATERIALS ARE FOR THE USE OF THE DIRECTORS ONLY AND MAY NOT BE USED FOR ANY OTHER PURPOSE WITHOUT FRIEND’S WRITTEN CONSENT. THE CONCLUSIONS EXPRESSED HEREIN ARE SUBJECT TO THE ASSUMPTIONS AND OTHER MATTERS CONTAINED IN THE WRITTEN FAIRNESS OPINION BEING DELIVERED TO THE DIRECTORS.

3333 Michelson Dr.   •  Suite 650   •  Irvine, CA   •  92612   •  Telephone: (949) 852-9911   •  Fax: (949) 852-0430

Executive Summary	CONFIDENTIAL

Engagement Overview

Table of Contents

Section

Executive Summary	I

Considerations and Observations	II

Common Stock Trading Analysis	III

Valuation Analysis	IV

• Methodology Overview • Comparable Company Analysis • Selected Precedent Merger and Acquisition Analysis • Selected Precedent Going Private Transaction Analysis

Appendix	V

Executive Summary	CONFIDENTIAL

Engagement Overview

•	The Board of Directors (the “Board”) of SourcingLink.net, Inc., (“SourcingLink” or the “Company”) has engaged Friend & Company (“Friend”) to opine as to the fairness, from a financial point of view, of:

•	the $0.15 price per pre-split share for the Split Transaction to the stockholders receiving the cash consideration (the “Split Opinion”); and

•	the sale price per share of SourcingLink’s common stock to be issued in connection with the Private Placement to SourcingLink and its stockholders (the “Private Placement Opinion”).

•	Friend was asked by the board of directors to consider both the fairness relating to the Split Transaction and the Private Placement separately. As such, Friend has not made any opinions, orally, written or otherwise, as to the comparability of the price per pre-split share for the Split Transaction and the price per share for the common stock to be issued in the Private Placement and no comparison of the two transactions should be implied or inferred.

•	In rendering its Opinions, among other things, Friend:

•	Considered applicable valuation methodologies utilized for similar transactions;

•	Reviewed the draft proxy statement and associated documents related to the proposed Split Transaction;

•	Reviewed SourcingLink’s Forms 10-KSB for the years ended March 31, 1998 through 2003, and its Form 10-QSB for the quarter ended June 30, 2003;

•	Reviewed certain financial and operating information provided to Friend & Company by management relating to SourcingLink’s business, including its budget for the fiscal year ending March 31, 2004;

•	Visited SourcingLink’s headquarters in San Diego, California;

•	Interviewed SourcingLink’s management to discuss SourcingLink’s operations, historical financial statements and future prospects;

1

Executive Summary	CONFIDENTIAL

Engagement Overview, cont.

•	Reviewed certain contracts, including material customer contracts, including, but not limited to, the contract with Carrefour S.A., which expired in the first part of fiscal 2004. Friend & Company noted that the Carrefour S.A. contract has generated the majority of SourcingLink’s revenue and cash flow in fiscal years 2003, 2002 and 2001;

•	Reviewed SourcingLink’s historical market prices and trading volume of its publicly traded common stock, along with publicly available financial data on SourcingLink;

•	Reviewed publicly available financial data and stock market performance data of public companies that Friend & Company deemed generally comparable to SourcingLink; and

•	In arriving at our Private Placement Opinion, Friend also considered, among other things, the following:

•	The current market price of SourcingLink’s common stock and the prospects, or lack thereof, of higher prices in the near to intermediate future;

•	SourcingLink’s lack of prospects for raising alternative debt or equity financing;

•	SourcingLink’s past inability to meet its sales and operating profit budgets, as discussed with SourcingLink’s management;

•	The going concern qualifying statement made by SourcingLink’s former auditors, PricewaterhouseCoopers LLP, in their Report of Independent Auditors for the fiscal year ended March 31, 2003;

2

Executive Summary	CONFIDENTIAL

Engagement Overview, cont.

•	The use of proceeds from the Private Placement, which were disclosed to Friend, are primarily to effect the proposed Split Transaction. Friend & Company noted that the closing prices of SourcingLink’s common stock over the past year are at a significant discount to the consideration in the proposed Private Placement. In addition, SourcingLink has failed to generate positive earning per share throughout its history. We noted that the proposed Private Placement would allow SourcingLink’s stockholders to receive a premium price for their common stock, paid in cash with minimum transaction costs;

•	SourcingLink’s primary source of revenue and cash flow for the fiscal years 2003, 2002 and 2001 has come from the contract with Carrefour S.A., which expired in the first part of fiscal 2004;

•	SourcingLink continues to lose money on a monthly basis and at June 30, 2003, it had an accumulated deficit of approximately $24.4 million. If SourcingLink is unable to obtain the funds necessary to continue to operate its business, it would be required to reduce operating spending, which could materially and adversely affect its business.

•	The analysis does not address the underlying business decision by the Company to proceed with or effect the transactions, or the structure thereof, the relative merits of the transactions compared to any alternative business strategy or transaction in which the Company might engage, or whether any alternative transaction might produce superior benefits.

•	Nothing in this analysis should be construed to imply or constitute a recommendation to SourcingLink stockholders as how to vote with respect to the Split Transaction or Private Placement or any action a stockholder should take with respect to the proposed transactions.

•	Based on the foregoing analysis, Friend will deliver an opinion to the Board of Directors of SourcingLink stating that (i) the consideration offered to the stockholders receiving the consideration in the Split Transaction is fair, from a financial point of view, to those stockholders receiving the consideration, and (ii) the sale price per pre-split share offered in the Private Placement is fair, from a financial point of view, to SourcingLink and its stockholders.

3

Executive Summary	CONFIDENTIAL

Transaction Overview

The Split Transaction

•	SourcingLink desires to amend its Certificate of Incorporation to effect a reverse stock split and cash payment of fractional shares followed immediately by a forward stock split. The reverse/forward stock split is proposed to terminate SourcingLink’s reporting obligations under the Securities Exchange Act of 1934.

•	Under the structure of the Split Transaction, the Company will effect a reverse split of SourcingLink’s common stock at a ratio of 5,100 to 1 followed immediately by a forward split at a ratio of 1 to 5,100 shares of common stock (the “Split Transaction”).

•	Upon completion of the Split Transaction, stockholders holding less than one full share after giving effect to the reverse 5,100 to 1 stock split will receive a payment of $0.15 per share (the “Purchase Price”) for each share of common stock held immediately prior to the effective time of the reverse split (each, a “Pre-Split Share”).

•	If the reverse stock split is completed, stockholders with less than 5,100 Pre-Split shares will have no further interest in SourcingLink and will become entitled only to payment for their Pre-Split shares.

•	The Split Transaction is expected to result in the cash-out of approximately 1,566,000 shares of common stock at the purchase price of $0.15 per share, for an aggregate purchase price of not more than approximately $235,000.

•	The intended effect of the Split Transaction will be to reduce the number of stockholders of record to less than 300, thereby allowing the Company to terminate its reporting obligations under the Securities Exchange Act of 1934.

•	In order to be approved, 6,349,398 shares of common stock must be voted in favor of the Split Transaction.

4

Executive Summary	CONFIDENTIAL

Transaction Overview, cont.

The Private Placement

•	SourcingLink desires to issue and sell 3,333,333 shares of common stock at $0.15 per share and seven-year warrants to purchase up to an additional aggregate of 366,667 shares of common stock at an exercise price of $0.15 per share in a private placement to an institutional investor, St. Cloud Investments Ltd. (“St. Cloud”) pursuant to a non-binding letter of intent between St. Cloud and the Company.

•	The warrants contain a call right in favor of SourcingLink for a period ending on June 30, 2004. Such call right, when exercised, requires the warrantholder to exercise the warrants for the number of shares of common stock specified by SourcingLink.

•	As of September 26, 2003, there were 12,698,794 shares of SourcingLink common stock outstanding. After completion of the Private Placement, St. Cloud will own approximately 27.3% of SourcingLink’s common stock.

•	St. Cloud is an existing investor in the Company and owns approximately 8.6% of the Company’s common stock, as of August 22, 2003.

•	SourcingLink’s goal in the additional financing is to raise sufficient capital needed to fund the Split Transaction.

•	The Private Placement is subject to the approval by SourcingLink’s stockholders of the Split Transaction.

5

Executive Summary	CONFIDENTIAL

Valuation Methodology Overview

In evaluating the Split Transaction we performed the following valuation analysis:

•	Comparable Public Company Analysis

•	Precedent Transaction Analysis

•	Going Private Transaction Analys is

Additionally, we performed the following analysis:

•	Premiums paid analysis

•	Historical stock trading and volume analysis

6

Executive Summary	CONFIDENTIAL

Valuation Analysis Summary

VALUATION ANALYSIS SUMMARY

	Low		High	Median	Transaction
Comparable Company Analysis
Implied price per share	$0.14	—	$0.50	$0.27	$0.15
Precedent Transaction Analysis
Implied price per share	$0.09	—	$0.65	$0.22	$0.15
Premiums Paid
One day prior	5.7%	—	227.2%	48.1%	200.0%
One week prior	-0.8%	—	177.1%	50.6%	177.8%
Four weeks prior	-17.5%	—	212.5%	65.2%	182.1%
Going Private Transactions
Implied price per share	$0.08	—	$0.61	$0.13	$0.15
Premiums Paid
One day prior	5.7%	—	156.0%	41.6%	200.0%
One week prior	4.4%	—	177.8%	45.3%	177.8%
Four weeks prior	-33.3%	—	169.5%	45.8%	182.1%

7

Considerations & Observations	CONFIDENTIAL

Overview: SourcingLink.net

•	SourcingLink competes in an industry that is extremely competitive and in which many of its competitors possess a significant amount of financial and operation resources.

•	The Company’s largest customer to date, Carrefour, S.A. (“Carrefour”), completed its contract with the Company in the beginning of fiscal 2004. Carrefour has generated the majority of SourcingLink’s revenue and cash flow in fiscal years 2003, 2002 and 2001.

•	The Company has depended on revenue from its professional services operations for the generation of the majority of its revenues, of which the Carrefour contract provided for the majority of that revenue. In addition, SourcingLink management expects that its professional services revenue in fiscal year 2004 will decline from the level achieved in fiscal 2003.

•	SourcingLink faces long sales and implementation cycles, which prohibit management from accurately predicting the source and extent of future cash flows.

•	Revenues have declined for the fiscal year ending March 31, 2003 versus the prior year, as well as for the three months ended June 30, 2003 versus the three months ended June 30, 2002.

•	The Company continues to lose cash on a monthly basis. In the quarter ended June 30, 2003, SourcingLink’s operating activities used cash of $90,000 per month and had a net loss for the three-month period of $371,000.

•	In order to compensate for the drop in revenues due to the completion of the Carrefour contract, the Company has reduced certain operating expenses to lower the rate of consumption of cash. The Company plans to maintain this lower level of investment in sales and marketing, management and product development of its solutions and services until it can secure new customers and/or obtain additional equity financing.

8

Considerations & Observations	CONFIDENTIAL

Historical and Projected Financials

Income Statement

SourcingLink.net, Inc.

Consolidated Income Statements

($000s)

				3 months ended		Trailing Twelve Months Ended
Twelve Months Ended March 31,	2001	2002	2003	6/30/02	6/30/03	6/30/03	2004
	Audited	Audited	Audited	Unaudited	Unaudited	Unaudited	Projected
Revenue
Professional services	$3,521	$3,613	$3,095	$861	$484	$2,718	$1,860
Subscribers	491	59	185	45	43	183	723

Total revenues	4,012	3,672	3,280	906	527	2,901	2,584
Cost of revenues
Professional services	958	1,130	1,015	260	195	950	538
Subscribers	633	228	197	48	39	188	304

Total cost of revenues	1,591	1,358	1,212	308	234	1,138	842

Gross profit	2,421	2,314	2,068	598	293	1,763	1,742
Operating expenses
Selling, general and administrative	3,028	3,216	2,518	711	540	2,347	2,962
Product development	954	773	780	157	98	721	718
Depreciation and amortization	254	341	395	103	27	319	217

Total operating expenses	4,236	4,330	3,693	971	665	3,387	3,897
Operating income (loss)	(1,815)	(2,016)	(1,625)	(373)	(372)	(1,624)	(2,155)
Other expense (income), net	21	21	(85)	(85)	1	1	(0)
Interest income (expense)	243	86	20	9	2	13	—
Net income before taxes	(1,593)	(1,951)	(1,520)	(279)	(371)	(1,612)	(2,154)
(Provision) benefit for income taxes	—	—	—	—	—	—	(10)
Net income (loss)	$(1,593)	$(1,951)	$(1,520)	$(279)	$(371)	$(1,612)	$(2,164)

Per Share Data
Earnings (loss) per share — fully diluted	$(0.20)	$(0.24)	$(0.16)	$(0.03)	$(0.04)	$(0.17)	$(0.17)
EBITDA Calculation

Operating Income (EBIT)	$(1,815)	$(2,016)	$(1,625)	$(373)	$(372)	$(1,624)	$(2,155)
Add: Depreciation & Amortization	254	341	395	103	27	319	217

EBITDA	$(1,561)	$(1,675)	$(1,230)	$(270)	$(345)	$(1,305)	$(1,938)

9

Considerations & Observations	CONFIDENTIAL

Historical and Projected Financials, cont.

Balance Sheet

SourcingLink.net, Inc.

Consolidated Balance Sheet

($000s)

	March 31,		June 30,	March 31,
	2002	2003	2003	2004
Assets	Audited	Audited	Unaudited	Projected
Current Assets
Cash and cash equivalents	$2,934	$1,346	$1,076	$1,555
Accounts receivable, net	61	171	177	417
Other current assets	105	59	97	80

Total current assets	3,100	1,576	1,350	2,052
Property and equipment, net	503	129	102	242
Other assets	8	46	46	46

Total assets	$3,611	$1,751	$1,498	$2,340

Liabilities and Shareholders Equity
Accounts payable and accrued liabilities	$909	$733	$698	$925
Deferred revenue	330	146	299	2,606

Total current liabilities	1,239	879	997	3,532
Long term debt	—	—	—	—

Total liabilities	1,239	879	997	3,532
Stockholders’ equity	2,372	872	501	(1,192)
Total liabilities & stockholders’ equity	$3,611	$1,751	$1,498	$2,340

Total interest bearing debt	—	—	—	—
Working capital	1,861	697	353	(1,480)

10

Common Stock Trading Analysis	CONFIDENTIAL

Historical Stock Chart

SNET 1-Year Stock Chart

September 27, 2002 to September 26, 2003

Date

11

Common Stock Trading Analysis	CONFIDENTIAL

Historical Stock Chart, cont.

SNET 6-Month Stock Chart

March 27, 2002 to September 26, 2003

Date

12

Common Stock Trading Analysis	CONFIDENTIAL

Historical Stock Chart, cont.

SNET 3-Month Stock Chart

June 27, 2002 to September 26, 2003

Date

13

Common Stock Trading Analysis	CONFIDENTIAL

Volume at Price Chart

•	Because an abnormally large number of shares (996,400) were traded on July 10, 2003, Friend chose to also analyze a volume at price chart that is adjusted to exclude the trading volume of that day in an attempt to look at a more “normalize” volume at price chart. That chart is located on the right and on the following pages.

SNET 1-Year Volume at Price

September 27, 2002 to September 26, 2003

Price Segment

SNET 1-Year Volume at Price — Adjusted

September 27, 2002 to September 26, 2003

Price Segment

14

Common Stock Trading Analysis	CONFIDENTIAL

Volume at Price Chart, cont.

SNET 6-Month Volume at Price

March 27, 2002 to September 26, 2003

Price Segment

SNET 6-Month Volume at Price — Adjusted

March 27, 2002 to September 26, 2003

Price Segment

15

Common Stock Trading Analysis	CONFIDENTIAL

Volume at Price Chart, cont.

SNET 3-Month Volume at Price

June 27, 2002 to September 26, 2003

Price Segment

SNET 3-Month Volume at Price — Adjusted

June 27, 2002 to September 26, 2003

Price Segment

16

Valuation Analysis	CONFIDENTIAL

Valuation Methodology Overview

In determining a range of fairness for the price per Pre-Split share for the Split Transaction and the sale price per share offered in the Private Placement, Friend relied on two fundamental valuation approaches and an analysis of the Company’s common stock and trading volume over the past year:

•	Comparable Public Company Analysis — estimates value based on comparison of the target company’s financial statistics with financial statistics of relevant comparable public companies.

•	Precedent Transaction Analysis — estimates value based on comparison of multiples paid for comparable companies in arms-length negotiated mergers or acquisitions.

•	Going Private Transaction Analysis — estimates value based on comparison of multiples paid for companies in which the intent of the transaction is to take the company private. This analysis was only used as a test for fairness for the Split Opinion.

Other Valuation Approaches Considered

Discounted Cash Flow Method

The DCF approach utilizes the concept that the worth of a business is best represented by the present value of the estimated cash flow streams it can generate in the future. The estimated cash flow streams of a business enterprise are then adjusted to reflect the time value of money as well as the associated business and economic risks of that enterprise. While the DCF approach is the most theoretically valid approach, it relies on the ability of the appraiser and Company management to forecast cash flows with reasonable accuracy and assess the risk associated with those cash flows. As with any forecast, there is an element of uncertainty involved.

Because SourcingLink’s management does not generally prepare long-term projections and as recent sales and earnings have not met expectations as established in the Company’s annual budget (as expressed to Friend by Company management), an alternative would be to use the Company’s historical earnings as a proxy for expected earnings. However, since the Company has no history of positive earnings and does not expect to have positive earnings in the projected fiscal year ending March 31, 2004, the DCF approach to valuation was deemed not appropriate by Friend.

17

Executive Summary	CONFIDENTIAL

Transaction Overview, cont.

Adjusted Net Book Value Method

Adjusted Net Book Value Method technique values each of the assets and liabilities as its estimated current market value and adjusts the equity figure accordingly. The approach is generally applicable to businesses which are holding companies, liquidation candidates, have substantial capital investment in tangible assets or for which the operating earnings are relatively insignificant as an indicator of investment value. However, the assumption that a business enterprise is worth the value of its underlying book assets is not accurate in most industries. As such, Friend deemed this method to not be appropriate for this Opinion given the particular characteristics of the transaction and that SourcingLink is insolvent from a tangible book value basis.

18

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Comparable Company Analysis

•	Compares subject company to publicly traded companies involved in the same or similar line of business.

•	Valuation multiples are derived from the operating data calculated as a multiple of Enterprise Value (“EV”).

Market Value of Equity
+	Total Interest Bearing Debt
-	Cash
=	Enterprise Value

•	Typical multiples

— EV/EBITDA

— EV/SALES

•	Multiples are then evaluated and adjusted to reflect relative strengths and weaknesses between the guideline companies and the subject company.

•	Selected multiples are applied to the operating data of the subject company to arrive at a market-based indication of value.

•	Accordingly, the analysis is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors.

19

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

The relevant companies are as follows:

Verticalnet, Inc. (NasdaqNM:VERT)

Verticalnet is a provider of collaborative supply chain solutions that enable companies to drive costs and inventory out of their supply base through more effective sourcing and supplier collaboration. With a comprehensive set of collaborative supply chain software applications including spend analysis, strategic sourcing, collaborative planning and order management, Verticalnet offers a broad integrated supply chain solution. Its collaborative supply chain solutions enable companies and their entire network of business partners to reap the benefits of working together and sharing information. Verticalnet® Strategic Sourcing, Collaborative Planning, and Order Management enable companies to more effectively manage the Supply Management processes resulting in better visibility, reduced cost, lower inventory and streamlined administrative effort. The Company’s software is sold based on traditional license and maintenance agreements as well as through a newly introduced monthly subscription model. Under a monthly subscription plan, a customer’s software investment is timed more closely with project benefits allowing projects to rapidly become self-funding. Additionally, by instituting monthly subscription pricing, Verticalnet prospects can often afford to pay for the software out of their operating budgets, rather than having to justify a capital expenditure.

QRS Corp, Inc. (NasdaqNM:QRSI)

QRS is a provider of collaborative commerce solutions for the retail industry trading community. Its products and services help thousands of retailers, vendors, manufacturers, suppliers, wholesalers and distributors to connect and communicate electronically, transact business, collaborate on processes and decisions, and differentiate their brands in the global marketplace. Its products and services are typically integrated with our customers’ enterprise information technology systems in order to deliver greater benefits and efficiencies to these customers.

QRS market our products and services in three Solutions Groups: Software Applications, Trading Community Management and Global Services. Software Applications automate and help optimize business processes between companies. Specifically, they support the following business functions: product data synchronization; collaborative product planning, design, production, and shipment; online merchandising, promotions and sales; and supply chain exception management. Software Applications include both enterprise applications installed on customers’ computer systems and hosted applications installed on our computer systems.

Trading Community Management solutions allow retailers, vendors and their trading partners to exchange electronic business documents (such as purchase orders, invoices and advance ship notices) and collaborate on business processes (such as inventory management and financial reconciliation). These electronic transactions are conducted over a value added network (VAN) or over the Internet. QRS’ products and services eliminate paper transactions, mail delays and manual data entry errors as the communication of these electronic business documents is typically integrated with the accounting and inventory systems of our customers and their trading partners.

20

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Commerce One, Inc. (NasdaqNM:CMRC)

Commerce One provides software and services for setting up and operating online business-to-business (B2B) trading exchanges connecting customers, partners, and suppliers. Its applications help automate sourcing and procurement operations and allow companies to collaborate with their trading partners in order to optimize supply chain operations. It also offers data translation and mediation software that allows companies using different internal information systems to share product specification data. In addition, the company provides consulting, maintenance, and support services.

Commerce One Conductor provides its customers with a platform to build and manage composite processes as well as a library of “Process Accelerators” to offer a template of best practices and to speed the time to value of key manufacturing processes. Once deployed, these templates are stored in Conductor and are designed for reuse and access by all applications within the systems. The Commerce One Conductor platform and Process Accelerators work together to enable companies and applications to connect, create and maintain shared business processes regardless of their underlying workflow, semantics, user rules and applications.

FreeMarkets, Inc. (NasdaqNM:TRFX)

FreeMarkets, Inc. provides software, services and information to help companies improve their sourcing and supply management processes and enhance the capabilities of their supply management organization. The Company’s customers are buyers of industrial parts, raw materials, commodities and services. The Company’s solutions combine software, services and information to address the global supply management market. FreeMarkets serves its customers from 18 locations in 14 countries on five continents.

Since its inception, FreeMarkets has provided software and services to help companies identify savings, enhance their sourcing efficiency and achieve their strategic sourcing goals by enabling them to source goods and services in our online markets. In providing these services FreeMarkets work with its customers to identify and screen suppliers and to assemble a request for quotation that provides detailed, clear and consistent information for suppliers to use in our online markets. Its web-based technology enables suppliers from around the world to submit bids for our customers’ purchase orders in real-time interactive competition featuring “downward price” dynamic bidding. While we have provided this technology-enhanced service to buyers since 1995, we began to describe it using the “FullSource” name in 2001.

21

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Cyber Merchants Exchange, Inc. (OTC BB:CMEE)

Cyber Merchants Exchange, Inc. (C-Me) is a business-to-business international trading company that creates efficiencies for retailers to source and finance international purchases. The Company builds private extranets, Internet Sourcing Networks, for its retail partners. The Company also provides vendors with a Virtual Trade Show, a vertical marketplace for vendors to display their product in an open environment accessible to any buyer around the world. In addition, C-Me’s Global Financial Platform allows United States retailers to purchase overseas merchandise without the need of issuing a Letter of Credit. The Company also established the Apparel Sourcing Association Pavilion Trade Show, an international sourcing and manufacturing trade show that brings manufacturers from around the world to one venue to greet, meet and sell to buyers. The Company is developing two additional services, the Wholesale Auction Center and Factory Outlet Mall.

In January 2001, the Company began to focus and continues to focus on sourcing overseas goods for small retailers and off-price retailers such as Value City Department Stores, Ross Stores, Factory 2-U Stores, Ames Department Stores and others who do not have their own import departments. The Company is using email to show the overseas’ stock lots, or close out, merchandise in a standard format, and then C-Me’s sales staff personally presents pre-qualified goods to the retailer who responds to the Company’s email marketing. The Company’s management team believes that having both an efficient and easy-to-use electronic trading system and a national sales force in place will significantly contribute to the Company’s ability to successfully compete in the marketplace.

Global Sources Ltd. (NasdaqNM:GSOL)

Global Sources Ltd. provides services that allow global buyers to identify suppliers and products, and enable suppliers to market their products to a large number of buyers. The Company’s primary online service is creating and hosting marketing Websites that present suppliers’ product and company information Global Sources Online. The Company offers electronic cataloging services for buyers and suppliers. My Catalogs enable buyers to maintain customized information on suppliers. Private Supplier Catalogs are password-protected online environments where suppliers can develop and maintain their own product and company data. Complementing these services are various trade magazines and CD-ROMs. Its businesses are conducted primarily through Trade Media Ltd., its wholly owned subsidiary. Through certain other wholly owned subsidiaries, it also organizes conferences and exhibitions on technology-related issues and licenses Asian Sources/Global Sources Online and catalog services.

22

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Click Commerce, Inc. (NasdaqNM:CKCM)

Click Commerce, Inc. provides business-to-business partner relationship management software products that connect large, global manufacturing companies with their distribution channel partners. The Click Commerce solution, which consists of the Partner Portal, 14 business applications and the Click Commerce Developer Studio, automates communication and business processes across the distribution channel. The Click Commerce system is personalized to each individual user, accommodating each user’s language, time zone and currency preferences. Companies using its software products can receive and track orders, provide warranty information and provide product and pricing information to their channel partners. The Company’s system is specifically designed to use the Internet, and integrates with existing back-office computer systems without requiring significant additional technology expenditures.

23

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Public Comparable Company Market Multiples

($ thousands, except per share data)

Company Name	Symbol	Price[1]	Revenue	EBITDA	EPS	Enterprise Value[2]	LTM Multiples
							EV/ Revenue	EV/ EBITDA
Verticalnet	VERT	$1.30	$35,084	$24,203	$1.73	$16,827	0.48x	0.70x
QRS Corp.	QRSI	$9.05	$126,874	$14,575	$0.26	$110,056	0.87x	7.55x
Commerce One	CMRC	$2.41	$67,347	$(63,605)	$(2.75)	$87,628	1.30x	n/m
Freemarkets	FMKT	$9.19	$151,817	$(4,876)	$(0.45)	$275,130	1.81x	n/m
Cyber Merchants Exchange	CMEE	$0.21	$3,531	$(1,319)	$(0.31)	$1,456	0.41x	n/m
Global Sources	GSOL	$7.96	$87,526	$14,787	$0.20	$162,103	1.85x	10.96x
Click Commerce	CKCM	$2.02	$15,520	$(2,637)	$(0.31)	$4,566	0.29x	n/m

					High		1.85x	10.96x
					Low		0.29x	0.70x
					Mean		1.00x	6.40x
					Median		0.87x	7.55x
					Adj. Mean[3]		0.97x	NM

Notes:

n/m =   Not Meaningful.

n/a  =    Not Available

(1)    Price equals 20-day closing average as of September 17, 2003

(2)    Enterprise Value (EV) = equity market capitalization plus interest bearing debt less cash.

(3)    Adjusted Mean excludes high and low observations.

24

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Public Comparable Company Market Multiple Analysis

($ thousands, except per share data)

SourcingLink.net, Inc.

($000s)

	LTM Revenues[1]
	Low	Median	High
Selected Public Company Enterprise Value Multiple Range	0.29x	0.87x	1.85x
Operating Data	$2,901	$2,901	$2,901
Implied Enterprise Value Range	$854	$2,516	$5,373

Add: cash[2]	$925	$925	$925
Less: debt	—	—	—

Implied Equity Value Range	$1,779	$3,441	$6,298

Implied Equity Value Range Per Share	$0.14	$0.27	$0.50

(1)	As of June 30, 2003
(2)	As of August 31, 2003

25

Selected Precedent Transaction Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Precedent Transaction Analysis

•	Similar to Public Company approach – estimates value based on comparison of multiples paid for comparable companies in arms’-length negotiated mergers or acquisitions.

•	Analysis may be impacted by several factors that may introduce “noise” into the analysis, including:

•	Premiums (bidding war)

•	Discounts

•	Market environment not identical for transactions occurring at different times

•	Circumstances pertaining to specific companies (i.e. distress)

•	Data on transactions may be incomplete or unavailable.

•	Critical components:

•	“Fit” of comparables

•	Valuation metrics

•	Market conditions

26

Selected Precedent Transaction Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Precedent Transaction Analysis

Transactions with SIC Code: 7372 — Prepackaged Software

January 1, 2001 to August 26, 2003; Transaction values less than $50 million

($ Millions)

					Target Company LTM Data		Multiple
Date Effective	Target Name	Acquiror Name	% of Shares Acq.	Transaction Value1	Sales	EBITDA	EV/Sales
08/08/2003	Made2Manage Systems Inc	Battery Ventures VI LP	100.00	$30.51	$30.10	$0.49	1.01x
07/22/2003	Elevon Inc	SSA Global Technologies Inc	100.00	$20.25	$32.90	$2.43	0.62x
03/17/2003	Viador Inc	MASB Inc	100.00	$3.88	$5.30	$(3.46)	0.73x
03/14/2003	TCSI Corp	Rocket Software Inc	100.00	$10.69	$7.70	$(8.68)	1.39x
03/06/2003	Extensity Inc	Geac Computer Corp Ltd	100.00	$46.06	$25.70	$(13.46)	1.79x
02/14/2003	Clarent Corp	Verso Technologies Inc	100.00	$9.80	$110.50	$(159.08)	0.09x
12/19/2002	Excelon Corp	Progress Software Corp	100.00	$24.49	$41.80	$(74.61)	0.59x
12/09/2002	InforMax Inc	Invitrogen Corp	100.00	$42.75	$16.90	$(20.41)	2.53x
12/03/2002	ClickAction Inc	infoUSA Inc	100.00	$4.10	$10.10	$(1.63)	0.41x
12/02/2002	INSpire Insurance Solutions	CGI Group Inc	100.00	$5.40	$55.20	$(9.06)	0.10x
10/15/2002	Interlinq Software Corp	Harland Finl Solutions Inc	100.00	$33.55	$8.70	$3.30	1.79x
03/22/2002	QueryObject Systems Corp	CrossZ Solutions SpA	100.00	$0.90	$1.90	$(9.60)	0.47x
02/16/2002	ALPNET Inc	SDL PLC	100.00	$7.28	$48.90	$(2.30)	0.15x
12/27/2001	Liquent Inc	Information Holdings Inc	100.00	$42.58	$22.10	$(10.90)	1.93x
12/21/2001	net.Genesis Corp	SPSS Inc	100.00	$43.03	$19.50	$(39.50)	2.21x
12/06/2001	Telescan Inc	Ziasun Technologies Inc	100.00	$5.91	$32.00	$(16.60)	0.18x
12/05/2001	Eprise Corp	Divine Inc	100.00	$44.84	$20.10	$(26.00)	2.23x
11/16/2001	Telemate Net Software Inc	Verso Technologies Inc	100.00	$16.07	$9.70	$(15.44)	1.66x
09/26/2001	Learn2.com Inc	E-Stamp Corp	100.00	$6.46	$22.10	$(13.30)	0.29x
09/11/2001	Mbrane	Birdstep Technology ASA	100.00	$1.80	$32.50	$(24.90)	0.06x
08/27/2001	Microware Systems Corp	RadiSys Corp	100.00	$15.24	$14.00	$(3.19)	1.09x
06/19/2001	CUseeMe Networks Inc	First Virtual Communications	100.00	$20.32	$12.10	$(9.70)	1.68x
05/03/2001	Alysis Technologies Inc	Pitney Bowes Inc	100.00	$22.16	$8.70	$(11.35)	2.55x
04/30/2001	Fourth Shift Corp	AremisSoft Corp	100.00	$40.03	$64.20	$0.45	0.62x
03/28/2001	Prime Response Inc	Chordiant Software Inc	100.00	$33.00	$20.50	$(15.35)	1.61x
02/11/2002	Leapnet Inc	Investor Group	85.00	$10.01	$35.60	$(24.70)	0.28x
12/21/2001	Eagle Point Software Corp	JB Acquisitions LLC	73.20	$23.84	$18.00	$(0.10)	1.32x
05/31/2002	Ecometry Corp	SG Merger Corp	65.14	$21.94	$28.90	$(8.50)	0.76x
03/27/2001	Document Sciences Corp	Document Sciences Corp	54.93	$12.00	$22.60	$0.31	0.53x
11/30/2001	Scientific Learning Corp	Warburg Pincus	35.02	$5.00	$16.30	$(18.23)	0.31x
05/30/2003	Sandata Technologies Inc	Sandata Acquisition Corp	30.00	$1.57	$17.20	$2.33	0.09x
01/31/2003	Printcafe Software Inc	Creo Inc	24.17	$3.34	$46.50	$(43)	0.07x
01/14/2002	Organic Inc	Seneca Investments LLC	19.30	$5.75	$90.40	$(60.30)	0.06x

					High		2.55x
					Low		0.06x
					Mean		0.95x
					Median		0.62x
					Adjusted Mean[2]		0.92x

Notes:

Source: Thompson Financial Securities Data

n/m	= Not Meaningful.
n/a	= Not Available

(1)	Transaction Value = Total dollar value of consideration paid, including all payment types. All terms are approximate.
(2)	Adjusted Mean excludes high and low observations.

27

Selected Precedent Transaction Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Precedent Transaction Analysis

($ thousands, except per share data)

SourcingLink.net, Inc.

($000’s)

	LTM Revenues[1]
	Low	Median	High
Selected Public Company
Enterprise Value Multiple Ranges	0.06x	0.62x	2.55x

Pro Forma LTM Historical Operating Data	$2,901	$2,901	$2,901

Implied Enterprise Value Range	$161	$1,809	$7,388

Add: cash[2]	$925	$925	$925
Less: debt	—	—	—

Implied Equity Value Range	$1,086	$2,734	$8,313

Implied Equity Value Range Per Share	$0.09	$0.22	$0.65

(1)	As of June 30, 2003
(2)	As of August 31, 2003

28

Selected Precedent Transaction Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Premiums Paid Analysis

Premiums Paid Analysis — Precedent Transactions

Transactions with SIC Code: 7372 — Prepackaged Software

January 1, 2001 to August 26, 2003; Transaction values less than $50 million

($ Millions)

Date Effective	Target Name	Acquiror Name	% of Shares Acq.	Transaction Value[1]	Premium 1 day prior to announce- ment date	Premium 1 week prior to announce- ment date	Premium 4 weeks prior to ann. date
08/08/2003	Made2Manage Systems Inc	Battery Ventures VI LP	100.00	$30.51	35.7%	42.5%	37.4%
03/14/2003	TCSI Corp	Rocket Software Inc	100.00	$10.69	48.6%	62.5%	48.6%
03/06/2003	Extensity Inc	Geac Computer Corp Ltd	100.00	$46.06	128.1%	143.7%	89.3%
12/09/2002	InforMax Inc	Invitrogen Corp	100.00	$42.75	142.9%	151.9%	115.9%
10/15/2002	Interlinq Software Corp	Harland Finl Solutions Inc	100.00	$33.55	227.2%	161.5%	212.5%
12/27/2001	Liquent Inc	Information Holdings Inc	100.00	$42.58	139.0%	146.7%	152.2%
12/21/2001	net.Genesis Corp	SPSS Inc	100.00	$43.03	50.0%	40.8%	140.8%
12/05/2001	Eprise Corp	Divine Inc	100.00	$44.84	173.2%	177.1%	148.7%
11/16/2001	Telemate Net Software Inc	Verso Technologies Inc	100.00	$16.07	48.1%	54.8%	89.2%
08/27/2001	Microware Systems Corp	RadiSys Corp	100.00	$15.24	41.7%	70.0%	23.6%
06/19/2001	CUseeMe Networks Inc	First Virtual Communications	100.00	$20.32	51.2%	28.5%	-15.8%
04/30/2001	Fourth Shift Corp	AremisSoft Corp	100.00	$40.03	64.4%	46.2%	111.4%
03/28/2001	Prime Response Inc	Chordiant Software Inc	100.00	$33.00	17.2%	84.2%	3.2%
02/11/2002	Leapnet Inc	Investor Group	85.00	$10.01	5.7%	5.7%	33.1%
12/21/2001	Eagle Point Software Corp	JB Acquisitions LLC	73.20	$23.84	42.2%	50.6%	65.2%
05/31/2002	Ecometry Corp	SG Merger Corp	65.14	$21.94	74.2%	68.8%	80.0%
03/27/2001	Document Sciences Corp	Document Sciences Corp	54.93	$12.00	18.5%	36.2%	68.4%
11/30/2001	Scientific Learning Corp	Warburg Pincus	35.02	$5.00
05/30/2003	Sandata Technologies Inc	Sandata Acquisition Corp	30.00	$1.57
01/31/2003	Printcafe Software Inc	Creo Inc	24.17	$3.34
01/14/2002	Organic Inc	Seneca Investments LLC	19.30	$5.75

			High		227.2%	177.1%	212.5%
			Low		5.7%	5.7%	-15.8%
			Mean		76.9%	80.7%	82.6%
			Median		50.0%	62.5%	80.0%
			Adjusted Mean[2]		71.7%	79.3%	80.5%

Notes:

Source: Thompson Financial Securities Data

n/m =   Not Meaningful.

n/a  =    Not Available

(1)    Transaction Value = Total dollar value of consideration paid, including all payment types. All terms are approximate.

(2)    Adjusted Mean excludes high and low observations.

29

Going Private Transaction Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Going Private Transaction Analysis

•	Similar to Precedent Transaction approach — estimates value based on comparison of multiples paid for comparable companies in arms’-length negotiated mergers or acquisitions in which the intention of the transaction is to take the target company private.

•	Analysis regards transactions from a wide variety of industry sectors. Friend chose to use all industries except financial services and natural resources.

•	Analysis may be impacted by several factors that may introduce “noise” into the analysis, including:

•	Premiums (bidding war)

•	Discounts

•	Particular reasons for taking company private

•	Market environment not identical for transactions occurring at different times

•	Circumstances pertaining to specific companies (i.e. distress)

•	Data on transactions may be incomplete or unavailable.

•	Critical components:

•	Valuation metrics

•	Market conditions

30

Going Private Transaction Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Going Private Transaction Analysis

All industries except financial services and natural resources

January 1, 2002 to August 26, 2003; Transaction values less than $50 million

($ Millions)

							Multiple
Date Effective	Target Name	Target Short Business Description	Acquiror Name	% of Shares Acq.	Transaction Value[1]	Target Company LTM Sales	EV/Sales

01/09/2002	Iwerks Entertainment Inc	Mnfr theatre systems	SimEx Inc	100.00	$15.0	$23.2	0.65x
02/22/2002	Colonial Holdings Inc	Own, op racetrack facilities	Gameco Inc	100.00	$36.1	$30.9	1.17x
01/03/2002	Children’s Comprehensive Svcs	Pvd education,treatment svcs	Ameris Acquisition Inc	100.00	$44.1	$131.7	0.33x
01/24/2002	Blimpie International Inc	Own, op restaurants	Investor Group	100.00	$25.8	$30.1	0.86x
05/24/2002	Interfoods of America Inc	Own, op franchised restaurants	Interfoods Acquisition Corp	100.00	$7.3	$152.1	0.05x
03/27/2002	RockShox Inc	Mnfr bicycle suspension sys	SRAM Corp	100.00	$5.6	$60.3	0.09x
04/15/2002	Viasource Communications Inc	Pvd broadband install svcs	180 Connect Inc	100.00	$44.0	$215.1	0.20x
06/20/2002	MedGrup Corp	Pvd med coding,consulting svc	Provider HealthNet Svcs Inc	100.00	$12.7	$5.4	2.35x
07/23/2002	Technisource Inc	Pvd technical support svcs	Intellimark Holdings Inc	100.00	$42.8	$134.8	0.32x
12/17/2002	Flight International Group Inc	Provide airplane charter svcs	Raytheon Aerospace Co	100.00	$19.6	$44.8	0.44x
09/06/2002	Lante Corp	Pvd Internet solutions svcs	SBI & Co	100.00	$42.4	$33.9	1.25x
10/22/2002	Tab Products Co	Mnfr document mgmt solutions	HS Morgan	100.00	$31.8	$103.9	0.31x
01/02/2003	Disc Graphics Inc	Pvd packaging services	Investor Group	100.00	$10.1	$49.5	0.20x
12/03/2002	US Diagnostic Inc	Own, op imaging facilities	Presgar Medical Imaging Inc	100.00	$14.1	$46.0	0.31x
03/17/2003	Viador Inc	Dvlp Internet software	MASB Inc	100.00	$3.9	$5.3	0.73x
12/30/2002	DSET Corp	Pvd ecommerce svcs	NE Technologies Inc	100.00	$1.5	$6.0	0.26x
06/27/2003	NetLojix Communications Inc	Internet Service Provider{ISP}	Investor Group	100.00	$0.3	$15.6	0.02x
03/17/2003	STM Wireless Inc	Mnfr satellite commun equip	Sloan Capital Partners LLC	100.00	$4.0	$20.9	0.19x
05/01/2003	ImageX Inc	Pvd ecommerce information svcs	Kinkos Inc	100.00	$16.1	$34.9	0.46x
08/12/2003	DSI Toys Inc	Mnfr, whl toys	DSI Acquisition Inc	100.00	$5.1	$49.8	0.10x
08/08/2003	Made2Manage Systems Inc	Dvlp software	Battery Ventures VI LP	100.00	$30.5	$30.1	1.01x
05/05/2003	Acorn Products Inc	Mnfr, whl hand,edge tools	Oaktree Capital Management LLC	92.50	$20.7	$91.2	0.23x
02/11/2002	Leapnet Inc	Dvlp Internet software	Investor Group	85.00	$10.0	$35.6	0.28x
02/22/2002	Black Hawk Gaming & Dvlp Co	Own, op casinos and hotels	Gameco Inc	66.00	$36.3	$95.0	0.38x
05/31/2002	Ecometry Corp	Pvd software solutions	SG Merger Corp	65.14	$21.9	$28.9	0.76x
04/23/2003	ARV Assisted Living Inc	Provide nursing care services	Prometheus Assisted Living LLC	56.50	$39.2	$158.4	0.25x
08/19/2002	Balanced Care Corp	Pvd residential care svcs	IPC Advisors SARL	46.71	$4.0	$56.3	0.07x
03/04/2002	Ugly Duckling Corp	Own, op used car dealerships	Ernest C Garcia II	39.20	$17.0	$448.6	0.04x
07/26/2002	Pierre Foods Inc	Produce prepared sandwiches	Investor Group	37.00	$5.3	$232.1	0.02x
01/18/2002	National Home Centers Inc	Op home products supply stores	Dwain Neumann	36.50	$3.7	$100.6	0.04x
05/30/2003	Sandata Technologies Inc	Dvlp software	Sandata Acquisition Corp	30.00	$1.6	$17.2	0.09x
01/03/2003	R-B Rubber Products Inc	Mnfr, whl rubber products	Dash Multi-Corp Inc	29.90	$3.0	$12.4	0.24x
02/28/2003	Landair Corp	Trucking company	Investor Group	29.00	$19.7	$102.5	0.19x
02/04/2003	Royal Precision Inc	Mnfr steel golf club shafts	Royal Associates Inc	23.00	$0.3	$23.6	0.01x
05/12/2003	Pak Mail Centers of America	Pvd mailing, packaging svcs	Pak Mail Acquisition Corp	20.60	$0.0	$4.3	0.01x
01/14/2002	Organic Inc	Dvlp Internet mktng software	Seneca Investments LLC	19.30	$5.8	$90.4	0.06x
04/11/2003	WorldPort Communications Inc	Pvd telecom svcs	WorldPort Communications Inc	15.70	$3.1	$7.3	0.42x
05/07/2002	Century Builders Group Inc	Residential construction co	New Century Homebuilders Inc	9.50	$3.5	$79.3	0.04x

					High		2.35x
					Low		0.01x
					Mean		0.38x
					Median		0.24x
					Adjusted Mean[2]		0.34x

Notes:
Source:	Thompson Financial Securities Data
n/m	= Not Meaningful.
n/a	= Not Available

(1)	Transaction Value = Total dollar value of consideration paid, including all payment types. All terms are approximate.
(2)	Adjusted Mean excludes high and low observations.

31

Going Private Transaction Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Going Private Transaction Analysis

($ thousands, except per share data)

SourcingLink.net, Inc.

($000’s)

	LTM Revenues[1]
	Low	Median	High
Selected Public Company
Enterprise Value Multiple Ranges	0.01x	0.24x	2.35x
Pro Forma LTM Historical Operating Data	$2,901	$2,901	$2,901
Implied Enterprise Value Range	$28	$706	6,828
Add: cash[2]	$925	$925	$925
Less: debt	—	—	—

Implied Equity Value Range	$953	$1,631	$7,753
Implied Equity Value Range Per Share	$0.08	$0.13	$0.61

(1)	As of June 30, 2003
(2)	As of August 31, 2003

32

Selected Public Company Analysis	CONFIDENTIAL

Valuation Analysis, cont.

Premiums Paid Analysis

Premiums Paid Analysis — Going Private Transactions

All industries except financial services and natural resources

January 1, 2002 to August 26, 2003; Transaction values less than $50 million

($ Millions)

Date Effective	Target Name	Target Short Business Description	Acquiror Name	% of Shares Acq.	Transaction Value[1]	Premium 1 day prior to announce- ment date	Premium 1 week prior to announce- ment date	Premium 4 weeks prior to ann. date
02/22/2002	Children’s Comprehensive Svcs	Pvd education,treatment svcs	Ameris Acquisition Inc	100.00	$44	39.9%	31.9%	36.4%
07/26/2002	Blimpie International Inc	Own,op restaurants	Investor Group	100.00	$26	86.7%	90.5%	62.8%
01/18/2002	Technisource Inc	Pvd technical support svcs	Intellimark Holdings Inc	100.00	$43	43.4%	48.2%	73.9%
01/03/2002	Lante Corp	Pvd Internet solutions svcs	SBI & Co	100.00	$42	100.0%	77.4%	57.1%
01/14/2002	Tab Products Co	Mnfr document mgmt solutions	HS Morgan	100.00	$32	26.6%	20.1%	13.6%
01/24/2002	Disc Graphics Inc	Pvd packaging services	Investor Group	100.00	$10	73.3%	65.5%	51.7%
05/31/2002	DSET Corp	Pvd ecommerce svcs	NE Technologies Inc	100.00	$2	87.5%	76.5%	71.4%
02/11/2002	NetLojix Communications Inc	Internet Service Provider{ISP}	Investor Group	100.00	$0	100.0%	100.0%	-33.3%
08/19/2002	ImageX Inc	Pvd ecommerce information svcs	Kinkos Inc	100.00	$16	156.0%	169.5%	169.5%
07/23/2002	DSI Toys Inc	Mnfr,whl toys	DSI Acquisition Inc	100.00	$5	11.9%	4.4%	9.3%
09/06/2002	Made2Manage Systems Inc	Dvlp software	Battery Ventures VI LP	100.00	$31	35.7%	42.5%	37.4%
10/22/2002	Acorn Products Inc	Mnfr,whl hand,edge tools	Oaktree Capital Management LLC	92.50	$21	39.4%	22.8%	40.0%
01/03/2003	Leapnet Inc	Dvlp Internet software	Investor Group	85.00	$10	5.7%	5.7%	33.1%
05/30/2003	Black Hawk Gaming & Dvlp Co	Own,op casinos and hotels	Gameco Inc	66.00	$36	16.7%	22.1%	34.3%
01/02/2003	Ecometry Corp	Pvd software solutions	SG Merger Corp	65.14	$22	74.2%	68.8%	80.0%
04/23/2003	ARV Assisted Living Inc	Provide nursing care services	Prometheus Assisted Living LLC	56.50	$39	52.9%	56.0%	58.5%
02/28/2003	Balanced Care Corp	Pvd residential care svcs	IPC Advisors SARL	46.71	$4	150.0%	177.8%	150.0%
12/30/2002	Pierre Foods Inc	Produce prepared sandwiches	Investor Group	37.00	$5	53.9%	158.1%	150.0%
06/27/2003	National Home Centers Inc	Op home products supply stores	Dwain Neumann	36.50	$4	26.1%	20.7%	33.3%
05/05/2003	Sandata Technologies Inc	Dvlp software	Sandata Acquisition Corp	30.00	$2	32.6%	32.6%	51.6%
04/11/2003	R-B Rubber Products Inc	Mnfr,whl rubber products	Dash Multi-Corp Inc	29.90	$3	83.0%	69.7%	75.0%
05/01/2003	Landair Corp	Trucking company	Investor Group	29.00	$20	25.0%	31.1%	24.9%
08/12/2003	Organic Inc	Dvlp Internet mktng software	Seneca Investments LLC	19.30	$6	13.8%	17.9%	-17.5%
08/08/2003	WorldPort Communications Inc	Pvd telecom svcs	WorldPort Communications Inc	15.70	$3	22.0%	19.1%	-2.0%

				High		156.0%	177.8%	169.5%
				Low		5.7%	4.4%	-33.3%
				Mean		56.5%	59.5%	52.5%
				Median		41.6%	45.3%	45.8%
				Adjusted Mean[2]		54.3%	56.7%	51.1%

Notes:

Source: Thompson Financial Securities Data

n/m = Not Meaningful.

n/a = Not Available

(1)	Transaction Value = Total dollar value of consideration paid, including all payment types. All terms are approximate.
(2)	Adjusted Mean excludes high and low observations.

33

CONFIDENTIAL

Changes to Fairness Opinion Supplement

•	Friend’s Fairness Opinion to the SourcingLink board of directors was orally delivered on September 26, 2003. Accordingly, the text of this supplement on the prior pages contains information regarding the Split Transaction and the Private Placement based on information known as of that date. Since then, one of the fact sets describing the Private Placement has changed.

•	On October 17, 2003, St. Cloud purchased from four prior investors in SourcingLink all of their respective equity holdings in SourcingLink. As a result of this transaction and St. Cloud’s previous investments in the Company, St. Cloud currently beneficially owns approximately 47.8% of SourcingLink’s outstanding stock.

•	In the event that the Private Placement is completed, St. Cloud’s beneficial ownership of SourcingLink’s outstanding stock will increase from approximately 47.8% to approximately 63.7%.

•	Friend and Company has reviewed this change in ownership and its relevance to our prior analysis and conclusions and confirmed that our opinion that the sale price per share of SourcingLink’s Common Stock to be issued in connection with the Private Placement is fair to SourcingLink and its stockholders, in light of this change, from a financial point of view. The letter to SourcingLink’s board of directors on the following page confirms this understanding.

34

Bring Down Letter	CONFIDENTIAL

Changes to Fairness Opinion Supplement, cont.

October 20, 2003

Board of Directors

SOURCINGLINK.NET, INC.

16855 West Bernardo Drive

San Diego, CA 92127

Members of the Board:

Pursuant to our fairness opinion dated September 26, 2003 relating to the non-binding letter of intent between SourcinkgLink.net, Inc. (“SourcingLink” or the “Company”) and St. Cloud Investments Ltd. (“St. Cloud”), which provides for the issuance and sale in a private placement of 3,333,333 shares of SourcingLink’s common stock (the “Common Stock”) at $0.15 per share and a warrant to purchase up to an additional 366,667 shares of Common Stock at an exercise price of $0.15 per share (the “Private Placement”) to St. Cloud, a principal stockholder, we have reexamined our analyses, incorporating recent information concerning St. Cloud’s beneficial ownership of SourcingLink’s Common Stock prior to and after the proposed Private Placement. Based on the foregoing, the impact of these recent developments produced results that are, taken as a whole, immaterial to our prior analyses and conclusions.

Therefore, as of the date hereof, subject to all of the terms and conditions and assumptions of the fairness opinion dated September 26, 2003 (the “Private Placement Opinion”), we hereby confirm our opinion that the sale price per share of SourcingLink’s Common Stock to be issued in connection with the Private Placement is fair to SourcingLink and its stockholders from a financial point of view.

Very truly yours,

/s/ Friend + Company

FRIEND & COMPANY

35

Appendix	CONFIDENTIAL

Comparable Company Statistics

Comparable Company Market Statistics

(000’s)

(except per share data)

	Verticalnet VERT NASDAQ 30-Jun-03	QRS Corp QRSI NASDAQ 30-Jun-03	Commerce One CMRC NASDAQ 30-Jun-03	Freemarkets FMKT NASDAQ 30-Jun-03			Click Commerce CKCM NASDAQ 30-Jun-03
Company Ticker Symbol Exchange Operating Data: LTM as of					Cyber Merchants Exchange CMEE NASDAQ 31-Mar-03	Global Sources GSOL NASDAQ 30-Jun-03
Revenue	$35,084	$126,874	$67,347	$151,817	$3,531	$87,526	$15,520
Costs of Sales	4,557	64,732	41,831	74,095	2,285	10,950	8,488

Gross Profit	30,527	62,142	25,516	77,722	1,246	76,576	7,032
Research & Development	4,640	12,707	50,582	27,662.00	0	5,324.00	2,685.00
S, G & A	6,577	45,599	66,807	71,673	2,593	65,442	7,761
EBIT[1]	19,310	3,836	(91,873)	(21,613)	(1,347)	5,810	(3,414)
Interest Expense (Income), Net	7,767	(376)	(3,209)	(3,521)	201	(784)	(574)
Other Income (Loss)	—	—	—	—	—	(246)	354
Earnings (Loss) Before Income Taxes	11,543	4,212	(88,664)	(18,092)	(1,548)	6,348	(2,486)
Net Income	$28,486	$4,164	($87,184)	($18,965)	($2,348)	$5,391	($2,486)
EPS	$1.73	$0.26	($2.75)	($0.45)	($0.31)	$0.2	($0.3)

EBITDA	24,203	14,575	(63,605)	(4,876)	(1,319)	14,787	(2,637)
EBITDA (%)	69.0%	11.5%	n/m	n/m	n/m	16.9%	n/m

Balance Sheet Data:

Cash & Equivalents	$5,278	$34,183	$13,981	$119,490	$134	$47,343	$12,225
Accounts Receivable, net	1,510	15,541	5,138	22,660	483	3,865	4,656
Prepaids & Other	2,702	2,925	7,134	7,638	982	4,963	1,043

Total Current Assets	9,490	52,649	26,253	149,788	1,599	56,171	17,924
Fixed Assets, net	353	8,441	5,307	14,656	12	11,038	1,112
Goodwill & Intangible, net	1,350	9,282	17,381	4,465	689	0	466
Other Assets, net	698	8,457	36,524	10,045	15	2,328	470

Total Assets	11,891	78,829	85,465	178,954	2,315	69,537	19,972

Accounts Payable	3,817	6,661	3,051	3,998	518	4,703	737
Accruals	—	9,670	2,924	4,752	—	5,885	3,222
Notes Payable, current	115	832	—	1,428	40	—	—
Capital leases, current	—	—	—	—	—	—	327
Deferred Revenue	352	2,338	17,205	—	—	20,224	4,958
Other	1,266	6,331	13,816	18,642	—	546	1,473

Total Current Liabilities	5,550	25,832	36,996	28,820	558	31,358	10,717
Capital leases, long term	—	—	—	0	—	—	—
L-T Debt	728	—	25,000	438	—	—	—
Other	—	5,986	3,128	2,462	—	15,767	1,042

Total Liabilities	6,278	31,818	65,124	31,720	558	47,125	11,759
Shareholders Equity	5,613	47,011	20,341	147,234	1,756	22,412	8,213
Total Liabilities & Shareholders Equity	$11,891	$78,829	$85,465	$178,954	$2,315	$69,537	$19,972

Investment in Working Capital [1]	($1,338)	($7,366)	($24,724)	$1,478	$906	($22,530)	($5,018)
Working Capital as a % of Sales	-3.8%	-5.8%	-36.7%	1.0%	25.7%	-25.7%	-32.3%
Total Interest Bearing Debt [2]	843	832	25,000	8,166	40	—	327

(1)	Excludes cash and short-term investments; represents those assets and liabilities spontaneously generated by the Company’s principal operations.
(2)	Total Interest Bearing Debt = Long-term debt plus current maturities plus liquidation preference of preferred stock.

36

Appendix	CONFIDENTIAL

Comparable Company Statistics, cont.

Comparable Company Market Statistics, Cont.

(000’s)

(except per share data)

Company Ticker Symbol Exchange Latest Twelve Months as of:	Verticalnet VERT NASDAQ 30-Jun-03		QRS Corp QRSI NASDAQ 30-Jun-03		Commerce One CMRC NASDAQ 30-Jun-03		Freemarkets FMKT NASDAQ 30-Jun-03		Cyber Merchants Exchange CMEE NASDAQ 30-Jun-03		Global Sources GSOL NASDAQ 30-Jun-03		Click Commerce CKCM NASDAQ 30-Jun-03
Per Share Data:

LTM Shares Outstanding (000’s)	16,419		15,844		31,742		42,031		7,473		26,314		8,137
Earnings Per Share	$1.73		$0.26		($2.75)		($0.45)		($0.31)		$0.20		($0.31)

Market Values & Share Price

Market Value of Equity	21,262		143,407		76,609		386,454		1,551		209,446		16,464
Closing prices as of Valuation	$1.28		$8.78		$2.42		$8.05		$0.23		$8.06		$2.08
20-Day Average Stock Price	1.30		9.05		2.41		9.19		0.21		7.96		2.02
52 Week Price Range

High	$2.40		$9.79		$6.06		$9.86		$0.50		$11.10		$4.37
Low	$0.60		$3.27		$1.37		$3.50		$0.20		$3.36		$0.98

Daily Volume (12-week average)	287,189		126,960		308,471		438,635		425		7,229		68,237
Daily Volume (10-day average)	293,030		85,220		304,420		396,240		500		2,950		105,040

Enterprise Value

Market Value of Equity	$21,262		$143,407		$76,609		$386,454		$1,551		$209,446		$16,464
Total Interest bearing Debt	843		832		25,000		8,166		40		—		327
Liquidation Preference of Preferred Stock	—		—		—		—		—		—		—
less: Cash	5,278		34,183		13,981		119,490		134		47,343		12,225

Enterprise Value	$16,827		$110,056		$87,628		$275,130		1,456		$162,103		$4,566

Valuation Multiples

EV/Sales	0.48	x	0.87	x	1.30	x	1.81	x	0.41	x	1.85	x	0.29	x
EV/EBITDA	0.70	x	7.55	x	n/m		n/m		n/m		10.96	x	n/m
Price/Earnings	0.75	x	34.44	x	n/m		n/m		n/m		38.85	x	n/m
Price/Book	3.79	x	3.05	x	3.77	x	2.62	x	0.88	x	9.35	x	2.00	x

(1)	EBITDA = Earnings before interest, taxes, depreciation, amortization, and other non-cash charges; EBIT = Operating income.
(2)	Total interest bearing debt = Long-term debt plus current maturities and preferred stock.

37

Appendix	CONFIDENTIAL

Comparable Company Statistics, cont.

Notes: Public Company Summary

Income Statement & Balance Sheet

Vercitalnet

(IS) Net Income — excludes income from operations of discontinued operations and loss on disposal of discontinued operations.

(IS) Net Income — excludes repurchase of convertible redeemable preferred stock.

QRS Corp.

(IS) EBIT — excludes impairment loss and restructuring charges.

Commerce One

(IS) COGS — excludes charges for the impairment and amortization of the technology agreement with Covisint.

(IS) EBIT — excludes restructuring costs and impairment of intangible assets, fixed assets and equity investments.

Modem Media

(IS) EBIT — excludes investment write-down and restructuring charges and terminated merger-related costs.

(IS) Net Income — excludes cumulative effect of accounting change for goodwill.

Freemarkets

(IS) EBIT — excludes write-off of in-process research and development and goodwill amortization impairment.

(IS) Net Income — excludes cumulative effect of accounting change for goodwill.

Cyber Merchants Exchange

(IS) Net Income — excludes amortization of negative goodwill.

(IS) Net Income — excludes impairment write-down and loss on disposal related to investment in ABNet.

Click Commerce

(IS) EBIT — excludes restructuring and other charges.

38

Appendix	CONFIDENTIAL

Comparable Company Statistics, cont.

Historical Comparable Company Summary Statistics

($000s) except per share data

Ticker Exchange	Verticalnet VERT NASDAQ	QRS Corp QRSI NASDAQ	Commerce One CMRC NASDAQ	Freemarkets FMKT NASDAQ	Cyber Merchants Exch. CMEE NASDAQ	Global Sources GSOL NASDAQ	Click Commerce CKCM NASDAQ
Revenue
Latest twelve months (LTM)	$35,084	$126,874	$67,347	$151,817	$3,531	$87,526	$15,520
2002	$43,724	$136,034	$105,529	$170,441	$2,466	$87,486	$18,276
2001	$36,119	$143,124	$408,569	$155,342	$757	$95,285	$43,855
2000	$7,906	$142,072	$401,796	$90,467	$56	$103,053	$36,680
3-yr. CAGR	64.3%	-3.7%	-44.9%	18.8%	299.1%	-5.3%	-24.9%

Forward Revenue Estimates(1)
2003	n/a	n/a	$36,600	$155,037	n/a	n/a	n/a
2004	n/a	n/a	$34,000	$173,667	n/a	n/a	n/a
Growth Rate	n/m	n/m	n/m	n/m	n/m	n/m	n/m
2003 Growth Rate over LTM	n/m	n/m	-45.7%	2.1%	n/m	n/m	n/m

Cost of Goods Sold
LTM	$4,557	$64,732	$41,831	$74,095	$2,285	$10,950	$8,488
2002	$6,530	$72,663	$70,243	$76,129	$1,843	$11,581	$9,064
2001	$25,769	$88,856	$242,838	$78,582	$674	$11,757	$13,383
2000	$9,830	$87,626	$148,956	$56,024	$0	$13,337	$10,826

Research & Development
LTM	$4,640	$12,707	$50,582	$27,662	$0	$5,324	$2,685
2002	$8,975	$14,460	$76,922	$27,019	$0	$5,378	$4,230
2001	$23,757	$13,017	$118,159	$20,067	$0	$8,393	$9,656
2000	$17,168	$9,210	$102,676	$19,121	$0	$6,665	$6,895

EBITDA
LTM	$24,203	$14,575	($63,605)	($4,876)	($1,319)	$14,787	($2,637)
2002	$22,077	$5,952	($115,463)	$9,403	($1,356)	$13,835	(7,219)
2001	($29,218)	($1,034)	($211,634)	($26,739)	($3,943)	$12,319	($9,462)
2000	($44,954)	($17,200)	($51,521)	($56,684)	($3,305)	($51,573)	($5,713)

EBIT
LTM	$19,310	$3,836	($91,873)	($21,613)	($1,347)	$5,810	($3,414)
2002	$11,763	($5,638)	($166,791)	($9,991)	($1,400)	$4,846	($9,104)
2001	($164,840)	($43,062)	($688,100)	($45,083)	($3,571)	$3,385	($13,122)
2000	($192,240)	($53,486)	($339,864)	($66,314)	($3,342)	($55,642)	($8,838)

39

Appendix	CONFIDENTIAL

Comparable Company Statistics, cont.

(000’s) (except per share data)
	Verticalnet VERT	QRS Corp QRSI	Commerce One CMRC	Freemarkets FMKT	Cyber Merchants Exch. CMEE	Global Sources GSOL	Click Commerce CKCM
Net Income
LTM	$28,486	$4,164	($87,184)	($18,965)	($2,348)	$5,391	($2,486)
2002	$15,228	($4,074)	($162,411)	($7,460)	($2,500)	$4,307	($8,073)
2001	($401,571)	($35,079)	($689,530)	($43,200)	($3,789)	775	($14,973)
2000	($139,355)	($42,377)	($339,274)	($58,266)	($3,313)	($68,221)	($13,326)

Earnings per Share
LTM	$1.73	$0.26	($2.75)	($0.45)	($0.31)	$0.20	($0.31)
2002	$1.11	($0.26)	($5.55)	($0.18)	($0.33)	$0.16	($1.00)
2001	($36)	($2)	($24)	($1)	($0)	$0	($2)
2000	($1)	($3)	($2)	($1)	($0)	($3)	($0)

Forward EPS Estimates (1)
2003	n/a	n/a	($1.76)	$0.02	n/a	n/a	n/a
2004	n/a	n/a	($1.34)	$0.23	n/a	n/a	n/a

Gross Margin
LTM	87.0%	49.0%	37.9%	51.2%	35.3%	87.5%	45.3%
2002	85.1%	46.6%	33.4%	55.3%	25.3%	86.8%	50.4%
2001	28.7%	37.9%	40.6%	49.4%	10.9%	87.7%	69.5%
2000	-24.3%	38.3%	62.9%	38.1%	100.0%	87.1%	70.5%
Average	44.1%	43.0%	43.7%	48.5%	42.9%	87.2%	58.9%

Research & Development (% of Sales)
LTM	13.2%	10.0%	75.1%	18.2%	0.0%	6.1%	17.3%
2002	20.5%	10.6%	72.9%	15.9%	0.0%	6.1%	23.1%
2001	65.8%	9.1%	28.9%	12.9%	0.0%	8.8%	22.0%
2000	217.2%	6.5%	25.6%	21.1%	0.0%	6.5%	18.8%
Average	79.2%	9.1%	50.6%	17.0%	0.0%	6.9%	20.3%

EBITDA Margin
LTM	69.0%	11.5%	-94.4%	-3.2%	-37.3%	16.9%	-17.0%
2002	50.5%	4.4%	-109.4%	5.5%	-55.0%	15.8%	-39.5%
2001	-80.9%	-0.7%	-51.8%	-17.2%	-461.6%	12.9%	-21.6%
2000	-568.6%	-12.1%	-12.8%	-62.7%	-5952.2%	-50%	-15.6%
Average	-132.5%	0.8%	-67.1%	-19.4%	-1626.5%	-1.1%	-23.4%

EBIT Margin
LTM	55.0%	3.0%	-136.4%	-14.2%	-38.1%	6.6%	-22.0%
2002	26.9%	-4.1%	-158.1%	-5.9%	-56.8%	5.5%	-49.8%
2001	-456.4%	-30.1%	-168.4%	-29.0%	-471.8%	3.6%	-29.9%
2000	-2431.6%	-37.6%	-84.6%	-73.3%	-6018.0%	-54.0%	-24.1%
Average	-701.5%	-17.2%	-136.9%	-30.6%	-1646.2%	-9.6%	-31.5%

40

Appendix	CONFIDENTIAL

Comparable Company Statistics, cont.

(000’s) (except per share data)
	Verticalnet VERT	QRS Corp QRSI	Commerce One CMRC	Freemarkets FMKT	Cyber Merchants Exch. CMEE	Global Sources GSOL	Click Commerce CKCM
Net Income Margin
LTM	81.2%	3.3%	-129.5%	-12.5%	-66.5%	6.2%	-16.0%
2002	34.8%	-3.0%	-153.9%	-4.4%	-101.4%	4.9%	-44.2%
2001	-1111.8%	-24.5%	-168.8%	-27.8%	-500.6%	0.8%	-34.1%
2000	-1762.6%	-29.8%	-84.4%	-64.4%	-5965.5%	-66.2%	-36.3%
Average	-689.6%	-13.5%	-134.1%	-27.3%	-1658.5%	-13.6%	-32.7%

BALANCE SHEET HIGHLIGHTS
Cash and Equivalents
Current	$5,278	$34,183	$13,981	$119,490	$134	$47,343	$12,225
2002	$7,979	$37,356	$77,263	$119,916	$710	$37,208	$34,013
2001	$50,252	$36,407	$273,893	$87,819	$205	$20,236	$40,677

Goodwill & Intangibles, net
Current	$1,350	$9,282	$17,381	$4,465	$689	$0	$466
2002	$1,800	$10,970	$2,506	$4,355	$613	$0	$0
2001	$30,410	$14,455	$142,319	$14,634	$1,509	$3	$0

Total Assets
Current	$11,891	$78,829	$85,465	$178,954	$2,315	$69,537	$19,972
2002	$18,453	$81,949	$159,422	$193,667	$2,925	$62,650	$42,282
2001	$125,631	$93,928	$828,941	$189,392	$5,602	$53,602	$54,694

Total Debt
Current	$843	$832	$25,000	$1,866	$40	$0	$327
2002	$7,708	$1,360	$25,000	$2,830	$0	$0	$690
2001	$23,601	$0	$19,000	$4,438	$400	$0	$1,542

Book Value
Current	$5,613	$47,011	$20,341	$147,234	$1,756	$22,412	$8,213
2002	$1,642	$44,131	$47,490	$157,511	$2,692	$18,522	$34,521
2001	($91,339)	$46,709	$623,815	$149,645	$4,809	$11,601	$44,438

Goodwill & Intangibles (% of Total Assets)
Current	11.4%	11.8%	20.3%	2.5%	29.7%	0.0%	2.3%
2002	9.8%	13.4%	1.6%	2.2%	20.9%	0.0%	0.0%
2001	24.2%	15.4%	17.2%	7.7%	26.9%	0.0%	0.0%

41

Appendix	CONFIDENTIAL

Comparable Company Statistics, cont.

(000’s) (except per share data)
	Verticalnet VERT	QRS Corp QRSI	Commerce One CMRC	Freemarkets FMKT	Cyber Merchants Exch. CMEE	Global Sources GSOL	Click Commerce CKCM
Debt/Equity (Book)
Current	15.0%	1.8%	122.9%	1.3%	2.3%	0.0%	4.0%
2002	-8.4%	3.1%	52.6%	1.8%	0.0%	0.0%	2.0%
2001	-25.8%	0.0%	3.0%	3.0%	8.3%	0.0%	3.5%

Stock Price
Current — 20-Day Average	$1.30	$9.05	$2.41	$9.19	$0.21	$7.96	$2.02
52 Week High	$2.40	$9.79	$6.06	$9.86	$0.50	$11.10	$4.37
52 Week low	$0.60	$3.27	$1.37	$3.50	$0.20	$3.36	$0.98
2002	$0.79	$6.60	$2.75	$6.43	$0.22	$4.90	$2.02
2001	$1.45	$14.10	$35.70	$23.97	$0.20	$4.00	$3.16
2000	$6.66	$12.81	$25.31	$19.00	$2.50	$8.75	$20.88

Shares Outstanding
Current	16,419	15,844	31,742	42,031	7,473	26,314	8,137
2002	13,709	15,801	29,277	42,376	7,473	26,309	8,093
2001	11,301	15,617	28,752	40,731	7,584	26,304	8,048
2000	97,421	15,279	169,591	39,070	7,590	26,304	32,236

Market Value of Equity
Current	$21,262	$143,407	$76,609	$386,454	$1,551	$209,446	$16,464
Latest 4 Quarters — High	$39,405	$155,116	$192,355	$414,425	$3,736	$292,085	$35,557
Latest 4 Quarters — Low	$9,851	$51,811	$43,486	$147,108	$1,495	$88,415	$7,974
2002	$10,830	$104,288	$80,511	$272,478	$1,644	$128,914	$16,347
2001	$16,386	$220,193	$1,026,447	$976,322	$1,517	$105,216	$25,433
2000	$648,824	$195,726	$4,292,341	$742,334	$18,974	$230,160	$673,086

M.V.. as % of B.V..
Current	378.8%	305.1%	376.6%	262.5%	88.3%	934.5%	200.5%
2002	-11.9%	236.3%	169.5%	173.0%	61.1%	696.0%	47.4%
2001	-17.9%	471.4%	164.5%	652.4%	31.5%	907.0%	57.2%

ENTERPRISE VALUE

Equity Market Value	$21,262	$143,407	$76,609	$386,454	$1,551	$209,446	$16,464
Plus: Total Interest Bearing Debt	843	832	25,000	1,866	40	—	327
Less: Cash	5,278	34,183	13,981	119,490	134	47,343	12,225

Enterprise Value	$16,827	$110,056	$87,628	$268,830	$1,456	$162,103	$4,566

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Appendix	CONFIDENTIAL

Comparable Company Statistics, cont.

	Verticalnet VERT	QRS Corp QRSI	Commerce One CMRC	Freemarkets FMKT	Cyber Merchants Exch. CMEE	Global Sources GSOL	Click Commerce CKCM
VALUATION MULTIPLES
LTM Multiples
EV/Revenues	0.5x	0.9x	1.3x	1.8x	0.4x	1.9x	0.3x
EV/EBITDA	n/m	n/m	n/m	n/m	n/m	n/m	n/m
Price/Earnings	0.7x	34.4x	n/m	n/m	n/m	38.9x	n/m
Price/Book Value	3.8x	3.1x	3.8x	2.6x	0.9x	9.3x	2.0x

Forward Revenue Multiples
2003	n/a	n/a	2.4x	1.7x	n/a	n/a	n/a
2004	n/a	n/a	0.0x	0.0x	n/a	n/a	n/a

Forward Year P/E Ratios
2003	n/a	n/a	n/m	383.10	n/a	n/a	n/a
2004	n/a	n/a	n/m	40.50	n/a	n/a	n/a

EV/Revenues
LTM—High	1.0x	1.0x	3.0x	2.0x	1.0x	2.8x	1.5x
LTM—Low	0.2x	0.1x	0.8x	0.2x	0.4x	0.5x	-0.3x
2002	0.3x	0.5x	0.1x	1.0x	1.2x	1.0x	-0.4x
2001	-1.3x	1.3x	1.9x	9.9x	30.8x	0.8x	-0.4x
2000	n/a	n/a	n/a	n/a	n/a	n/a	n/a

EV/EBITDA
LTM—High	1.4x	8.4x	n/m	n/m	n/m	16.6x	n/m
LTM—Low	0.2x	1.3x	n/m	n/m	n/m	2.8x	n/m
2002	0.5x	11.5x	n/m	16.5x	n/m	6.6x	n/m
2001	n/m	n/m	n/m	n/m	n/m	6.9x	n/m
2000	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Price/Earnings Ratio
LTM—High	1.4x	37.3x	n/m	n/m	n/m	54.2x	n/m
LTM—Low	0.3x	12.4x	n/m	n/m	n/m	16.4x	n/m
2002	0.7x	n/m	n/m	n/m	n/m	29.9x	n/m
2001	n/m	n/m	n/m	n/m	n/m	135.8x	n/m
2000	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Price/Book Value
LTM—High	7.0x	3.3x	9.5x	2.8x	2.1x	13.0x	4.3x
LTM—Low	1.8x	1.1x	2.1x	1.0x	0.9x	3.9x	1.0x
2002	n/m	2.4x	1.7x	1.7x	0.6x	7.0x	0.5x
2001	n/m	4.7x	1.6x	6.5x	0.3x	9.1x	0.6x

Note: n/a = not applicable; n/m = not meaningful.

(1)	Source: I/B/E/S Earnings Estimates. Represents mean consensus estimates.
(2)	Earnings figures exclude extraordinary items and other one-time occurrences.
(3)	EBIT is earnings before interest and taxes or operation income
(4)	EBITDA is earnings before interest, taxes, depreciation and amortization
(5)	Total Debt includes total long-term debt, current portion of long-term debt and liquidation preference of preferred stock.
(6)	EBITDA is estimated from Yahoo! Finance

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